Eventbrite Reports Second Quarter 2025 Financial Results
Delivers Net Revenue of $72.8 million at High End of Outlook Range
Reports Net Loss of $2.1 Million
Achieves Adjusted EBITDA Margin of 8.8%, Exceeding Guidance
Strengthens Balance Sheet with New $60 Million Term Loan A and $125 Million 2026 Note Repurchase
Updates Fiscal Year 2025 Outlook
8/7/2025
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the second quarter ended June 30, 2025. The Company’s Second Quarter Investor Presentation can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“Our second quarter financial results demonstrate how our focused execution is driving operational performance, while delivering sustainable bottom-line improvement,” said Julia Hartz, Co-Founder, Chief Executive Officer, and Executive Chair. “Following the strategic initiatives we put in place over the past year, we saw continued improved trends for paid events, paid creators, and paid tickets, and in July, the improvement in paid ticket trends accelerated meaningfully, bringing us closer to our goal of returning to growth. We believe we are on the right path and the progress we are achieving positions us for an even brighter future.”
“We delivered on our outlook for the quarter, with net revenue at the top of our guidance range and Adjusted EBITDA margin significantly above expectations,” said Anand Gandhi, Chief Financial Officer. “Our continued progress in reducing operating expenses is driving structural improvements to our cost base and substantial margin expansion, positioning us to generate greater cash flow as we return to growth. We also refined our capital structure, securing a term loan that provides us greater liquidity and optionality for the next four years, and repurchasing a large portion of our 2026 convertible notes at a discount to par. These improvements to our cost structure and balance sheet provide us with a solid financial foundation to deliver sustained profitable growth.”

Second Quarter 2025 Highlights
●Net revenue of $72.8 million, declined 14% year-over-year as anticipated, driven in part by the elimination of organizer fees, and was at the top end of the Company’s quarterly outlook range.
●Eventbrite Ads continued to grow rapidly, up 50% year-over-year.
●Net loss of $2.1 million compared to net income of $1.1 million in the same period last year, which included a net benefit of $8.3 million due to a legal settlement gain recognized in June 2024.
●Adjusted EBITDA of $6.4 million and Adjusted EBITDA margin of 8.8% exceeded the Company’s outlook range.1
1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin" included at the end of this release.

●Paid ticket volume of 19.7 million, declined 7% year-over-year, improving 40 basis points from the quarter ended March 31, 2025 and representing the Company’s third consecutive quarter of improvement in year-over-year trends.
●Paid creators of over 168,000, declined 5% year-over-year, improving 200 basis points from the quarter ended March 31, 2025 and representing the Company’s third consecutive quarter of improvement in year-over-year trends.

The summary of GAAP and non-GAAP consolidated financial results is in the table below (in thousands, except percentages, unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Paid tickets	19,684	21,243	(7) %	39,270	42,459	(8) %
Gross ticket sales	$ 754,994	$ 840,247	(10) %	$ 1,529,873	$ 1,693,997	(10) %
Net revenue	$ 72,758	$ 84,551	(14) %	$ 146,591	$ 170,803	(14) %
Gross profit	$ 49,107	$ 59,940	(18) %	$ 98,534	$ 121,160	(19) %
Gross profit margin	67%	71%		67%	71%
Net income (loss)	$ (2,107)	$ 1,063	(298) %	$ (8,718)	$ (3,427)	154%
Net income (loss) margin	(3) %	1%		(6) %	(2) %
Adjusted EBITDA (non-GAAP)	$ 6,431	$ 12,836	(50) %	$ 11,004	$ 23,249	(53) %
Adjusted EBITDA margin (non-GAAP)	9%	15%		8%	14%
Business Outlook
For the third quarter 2025, the Company expects net revenue in the range of $70 million to $73 million and an Adjusted EBITDA margin of approximately 7%, excluding non-routine items.
For fiscal year 2025, the Company expects to achieve monthly year-over-year growth in paid ticket volume by the end of the year. Due to trends in tickets per creator, the Company updated its full-year revenue outlook range to $290 million to $296 million. As a result of the Company’s significant reductions in operating expenses, it raised its full-year Adjusted EBITDA margin outlook to approximately 7%, excluding non-routine items.
The Company has not provided an outlook for GAAP net income (loss) or GAAP net income (loss) margin or reconciliations of expected Adjusted EBITDA to GAAP net income (loss) or expected Adjusted EBITDA margin to GAAP net income (loss) margin because GAAP net income (loss) and GAAP net income (loss) margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as stock-based compensation expense, foreign exchange rate gains and losses, and other non-recurring expenses.
Earnings Webcast Information
Event: Eventbrite Second Quarter 2025 Earnings Conference Call
Date: Thursday, August 7, 2025
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.
About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz, and Renaud Visage, with a vision to build a self-service platform that empowers anyone to host and discover live experiences. In 2024, Eventbrite distributed over 83 million paid tickets to over 4.7 million events, helping people find new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer, with special designations that include a coveted spot on Fast Company’s prestigious “The World’s 50 Most Innovative Companies” and “Brands That Matter” lists, the Great Place to Work® Award in the U.S., and Inc.'s “Best-Led Companies” honor. Learn more at www.eventbrite.com.

Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s ability to return to growth; the Company’s capital structure; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including the impact of the macroeconomic and geopolitical environment, including but not limited to, tariffs, expanded trade controls, taxes, conflicts around the world, inflation and changes in interest rates, and related shifts in consumer behavior and spending, and other factors more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.
Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets and paid creators. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheet
(in thousands, unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$ 490,504	$ 416,531
Funds receivable	25,006	37,629
Short-term investments, at amortized cost	—	24,959
Accounts receivable, net	716	2,187
Creator signing fees, net	2,452	3,954
Creator advances, net	6,810	3,380
Restricted cash	48,000	48,000
Prepaid expenses and other current assets	16,735	15,856
Total current assets	590,223	552,496
Creator signing fees, net, noncurrent	4,057	3,575
Property and equipment, net	10,356	12,640
Operating lease right-of-use assets	664	823
Goodwill	174,388	174,388
Acquired intangible assets, net	1,264	5,014
Other assets	3,113	3,365
Total assets	$ 784,065	$ 752,301
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$ 322,045	$ 300,174
Accounts payable, trade	749	1,407
Chargebacks and refunds reserve	10,573	10,315
Accrued compensation and benefits	9,314	4,825
Accrued taxes	4,475	5,932
Current portion of long-term debt	29,895	29,781
Operating lease liabilities	1,494	2,071
Other accrued liabilities	11,734	11,868
Total current liabilities	390,279	366,373
Accrued taxes, noncurrent	5,016	4,278
Operating lease liabilities, noncurrent	9	377
Long-term debt	211,455	210,938
Other liabilities	109	106
Total liabilities	606,868	582,072
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Treasury stock, at cost	(50,286)	(50,159)
Additional paid-in capital	1,067,205	1,051,392
Accumulated deficit	(839,723)	(831,005)
Total stockholders’ equity	177,197	170,229
Total liabilities and stockholders’ equity	$ 784,065	$ 752,301

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$ 72,758	$ 84,551	$ 146,591	$ 170,803
Cost of net revenue	23,651	24,611	48,057	49,643
Gross profit	49,107	59,940	98,534	121,160
Operating expenses
Product development	18,161	26,057	39,098	52,741
Sales, marketing and support	20,399	24,521	41,922	45,390
General and administrative	16,887	15,816	33,578	37,053
Total operating expenses	55,447	66,394	114,598	135,184
Loss from operations	(6,340)	(6,454)	(16,064)	(14,024)
Interest income	3,961	7,382	7,715	14,789
Interest expense	(1,094)	(2,806)	(2,174)	(5,606)
Other income (expense), net	2,211	3,725	3,418	2,472
Income (loss) before income taxes	(1,262)	1,847	(7,105)	(2,369)
Income tax provision	845	784	1,613	1,058
Net income (loss)	$ (2,107)	$ 1,063	$ (8,718)	$ (3,427)
Net income (loss) per share
Basic	$ (0.02)	$ 0.01	$ (0.09)	$ (0.04)
Diluted	$ (0.02)	$ 0.01	$ (0.09)	$ (0.04)
Weighted-average number of shares outstanding used to compute net income (loss) per share
Basic	96,114	96,142	95,442	95,557
Diluted	96,114	96,290	95,442	95,557

Condensed Consolidated Statements of Cash Flows
(in thousands, Unaudited)
	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$ (8,718)	$ (3,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,257	7,242
Stock-based compensation expense	17,703	29,239
Amortization of debt discount and issuance costs	631	1,057
Unrealized (gain) loss on foreign currency exchange	(3,921)	1,288
Accretion on short-term investments	(41)	(2,769)
Non-cash operating lease expenses	318	273
Amortization of creator signing fees	1,006	401
Changes related to creator advances, creator signing fees, and allowance for credit losses	609	(2,920)
Provision for chargebacks and refunds	9,597	14,559
Gain on litigation settlement	—	(3,927)
Other	857	623
Changes in operating assets and liabilities
Accounts receivable	878	(2,866)
Funds receivable	13,448	19,653
Creator signing fees and creator advances	(3,433)	(3,922)
Prepaid expenses and other assets	(627)	1,291
Accounts payable, creators	13,933	12,852
Accounts payable	(658)	(366)
Chargebacks and refunds reserve	(9,354)	(14,415)
Accrued compensation and benefits	4,489	(8,988)
Accrued taxes	(1,690)	(3,840)
Operating lease liabilities	(1,104)	(991)
Other accrued liabilities	(284)	(3,773)
Net cash provided by operating activities	41,896	36,274
Cash flows from investing activities
Purchases of short-term investments	—	(112,185)
Maturities of short-term investments	25,000	212,002
Purchases of property and equipment	(61)	(403)
Capitalized internal-use software development costs	(1,795)	(4,818)
Net cash provided by investing activities	23,144	94,596
Cash flows from financing activities
Repurchase of common stock	—	(36,508)
Taxes paid related to net share settlement of equity awards	(2,437)	(5,776)
Proceeds from issuance of common stock under ESPP	164	454
Net cash used in financing activities	(2,273)	(41,830)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11,206	(2,741)
Net increase in cash, cash equivalents and restricted cash	73,973	86,299
Cash, cash equivalents and restricted cash
Beginning of period	464,531	489,200
End of period	$ 538,504	$ 575,499

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$ (2,107)	$ 1,063	$ (8,718)	$ (3,427)
Add:
Depreciation and amortization	4,235	3,649	8,257	7,243
Stock-based compensation	7,542	15,276	17,703	29,238
Interest income	(3,961)	(7,382)	(7,715)	(14,789)
Interest expense	1,094	2,806	2,174	5,606
Employer taxes related to employee equity transactions	257	365	371	792
Other (income) expense, net	(2,211)	(3,725)	(3,418)	(2,472)
Income tax provision	845	784	1,613	1,058
Significant and non-recurring legal matters	737	—	737	—
Adjusted EBITDA	$ 6,431	$ 12,836	$ 11,004	$ 23,249

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to investors in understanding and evaluating results of operations and useful measures for period-to-period comparisons of the company's business performance as they are metrics used by management in assessing the health of the company’s business and operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, income tax provision (benefit), and significant and non-recurring legal matters, net of insurance recoveries. Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Beginning in the current fiscal quarter, we updated our definition of Adjusted EBITDA to include certain significant and non-recurring legal matters, net of insurance recoveries, that we consider to be non-recurring and not reflective of our ongoing operations. This change better aligns Adjusted EBITDA with how management evaluates our core operating performance. This change in definition is applied prospectively beginning with the three months ended June 30, 2025. Prior periods have not been recast, as there is no impact to any previously reported amounts.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss, net loss margin, and other GAAP results.